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  VOTE THIS VOTING INSTRUCTION CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE THE
                         EXPENSE OF ADDITIONAL MAILINGS
                 (Please detach at perforation before mailing)
 ................................................................................


                       SMITH BARNEY SPECIAL EQUITIES FUND
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned holder of shares of Smith Barney Special Equities Fund, hereby apppoints Heath B. McLendon, Christina T. Sydor and Lewis E. Daidone attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Special Equities Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Special Equities Fund to be held at the offices of the Special Equities Fund, 388 Greenwich Street, 26th Floor, New York, New York on May 14, 1999 at 2:00 p.m., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Proxy Statement dated [
    ], 1999 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
                          (continued on reverse side)

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  Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

                                FOR [_]     AGAINST [_]    ABSTAIN [_]

  To approve or dissapprove the Agreement and Plan of Reorganization dated as
of [    ], 1999 providing for (i) the acquisition of all or substantially all of the assets of Smith Barney Special Equities Fund (the "Special Equities Fund") in exchange for shares of Salomon Brothers Small Cap Growth Fund (the "Small Cap Growth Fund") and the assumption by the Salomon Brothers Series Funds Inc, on behalf of the Small Cap Growth Fund of substantially all of the liabilities of the Special Equities Fund, (ii) the distribution to shareholders of the Special Equities Fund of such shares of the Small Cap Growth Fund in liquidation of the Special Equities Fund and (iii) the subsequent termination of the Special Equities Fund.

  Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

                                     Date: ____________________________

                                         ______________________________
                                         Signature(s)        Title(s),
                                                         (if applicable)